Exhibit 10.2
AMENDMENT NO. 3 AND WAIVER
TO LOAN AND SECURITY AGREEMENT
THIS AMENDMENT NO. 3 AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 3, 2009 by and between ISI SECURITY GROUP, INC. (the “Borrower”) and THE PRIVATEBANK AND TRUST COMPANY (the “Bank”).
RECITALS:
WHEREAS, the Borrower and the Bank are parties to the Loan and Security Agreement, dated as of October 3, 2008, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of January 8, 2009 and Amendment No. 2 to Loan and Security Agreement, dated as of March 30, 2009 (the “Loan Agreement”) (capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement); and
WHEREAS, the Borrower has informed the Bank that as of May 18, 2009, the Borrower exceeded the Indebtedness limitation set forth in Section 4.5(a) (as amended, the “Blair Default”) of the Note and Warrant Purchase Agreement dated as of October 22, 2004 (the “Purchase Agreement”) between the Borrower and William Blair Mezzanine Capital Partners III, L.P. (“Blair”). The Borrower has informed the Bank that Blair has agreed to waive the Blair Default and amend the Purchase Agreement whereby the Borrower is no longer exceeding the Indebtedness limitation.
WHEREAS, the Borrower acknowledges that the Blair Default under the Purchase Agreement is a default as set forth in Section 11.5 of the Loan Agreement, and the Bank is willing to provide a limited waiver in respect of such default, subject to the terms and conditions of this Amendment;
WHEREAS, the Borrower has requested and the Bank has agreed to the amendments to the Loan Agreement more fully set forth herein; and
WHEREAS, such amendments shall be of benefit, either directly or indirectly, to the Borrower;
NOW, THEREFORE, in consideration of the above premises, the agreements contained herein and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Amendments. Upon and after the Amendment Effective Date (as defined below), Section 9.1 of the Loan Agreement is restated and amended in its entirety as follows:
Debt. The Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a) the Obligations under this Agreement and the other Loan Documents;
(b) obligations of the Borrower for Taxes, assessments, municipal or other governmental charges;
(c) obligations of the Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;
(d) Subordinated Debt;
(e) Hedging Obligations incurred in favor of the Bank or an Affiliate thereof for bona fide hedging purposes and not for speculation;
(f) Capitalized Lease Obligations, provided that the aggregate amount of all such Debt outstanding at any time shall not exceed, in the aggregate, Five Hundred Thousand and 00/100 Dollars ($500,000.00) plus the amount of any Capitalized Lease Obligations owing by the Borrower to Green Wing for so long as the Green Wing lease remains subject to an enforceable Subordination Agreement;
(g) Debt for Capital Expenditures (other than Capitalized Lease Obligations permitted by Section 9.1(f) and purchase money indebtedness secured by vehicles permitted by Section 9.1(h)) not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate at any time;
(h) Debt for purchase money indebtedness secured by vehicles in an amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate at any time;
(i) Debt described on Schedule 7.25 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;
(j) other unsecured Debt, in addition to the Debt listed above, in an aggregate amount outstanding at any time not to exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00);
(k) operating lease obligations solely with respect to real property leases (excluding the real property leases described in subpart (l) below) (1) requiring payments not to exceed $850,000 in the aggregate for the Company and its Subsidiaries during the fiscal year ending December 31, 2009; (2) requiring payments not to exceed $1,000,000 in the aggregate for the Company and its Subsidiaries during the fiscal year ending December 31, 2010; (3) requiring payments not to exceed $1,100,000 in the aggregate for the Company and its Subsidiaries during the fiscal year ending December 31, 2011; and (4) requiring payments not to exceed $1,200,000 in the aggregate for the Company and its Subsidiaries during the fiscal year ending December 31, 2012 and during each fiscal year of the Company and its Subsidiaries thereafter;

(l) operating lease obligations solely with respect to real property leases entered into by the Company and its Subsidiaries, solely with respect to residential property utilized by their employees in connection with the completion of work pursuant to contracts entered into in the course of ordinary course of business (for which the cost of the lease payments has been or will be included in the cost to complete for such work required by such contract), during any fiscal year of the Company; and
(m) Debt secured only by Liens on amounts deposited by or paid on behalf of the Borrower arising out of the financing of insurance premiums.
Section 2. Representations and Warranties. In order to induce the Bank to agree to the amendment described in Section 1 of this Amendment, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:
(a) No Event of Default will exist immediately after giving effect to the amendment contained herein;
(b) Each of the representations and warranties set forth in Section 7 of the Loan Agreement are true and correct as though such representations and warranties were made at and as of the Amendment Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period. Each of the representations and warranties made under the Loan Agreement shall survive to the extent provided therein and not be waived by the execution and delivery of this Amendment;
(c) The Borrower is a duly organized, validly existing Delaware corporation and has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment, and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;
(d) No consent of any other Person or filing or action by any governmental authorities, is required to authorize the execution, delivery and performance of this Amendment;
(e) This Amendment has been duly executed by a duly authorized signatory on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principals of equity; and
(f) The execution and delivery and performance of the agreements in this Amendment will not violate any law, statute or regulation applicable to the Borrower or any order or decree of any governmental authorities, or conflict with or result in the breach or any contractual obligation of the Borrower.
Section 3. Conditions Precedent to Effectiveness of the Amendment. This Amendment is subject to the satisfaction of (or waiver by the Bank in its sole discretion) the following conditions precedent:

(a) No unmatured Event of Default or Event of Default (other than the Blair Default) under the Loan Agreement shall have occurred and be continuing;
(b) The Guarantors shall have executed and delivered to the Bank a Reaffirmation of Guaranty Agreement in the form attached to this Amendment; and
(c) The Borrower shall have executed and delivered such other documents and instruments that the Bank may reasonably request to effect the purposes of this Amendment.
Section 4. Waiver.
(a) The Bank hereby waives the Event of Default under Section 11.5 of the Loan Agreement solely as it relates to occurrence of the Blair Default. The Bank’s waiver of the Event of Default under Section 11.5 of the Purchase Agreement is limited to the specific instance of the Blair Default and shall not be deemed a waiver of or consent to any other failure to comply with the terms of Section 11.5 of the Loan Agreement or any other provisions of the Loan Agreement. Such waiver shall not prejudice or constitute a waiver of any right or remedies which the Bank may have or be entitled to with respect to any other breach of Section 11.5 or any other provision of the Loan Agreement. The Bank also hereby waives any right to restrict Blair from accepting an amendment fee from the Borrower in exchange for its agreement to amend the Purchase Agreement.
(b) The waivers in section (a) above are for this particular instance and shall not be construed as a waiver of any other presently existing or future default or Event of Default. Other than as specifically set forth herein, the Bank reserves all of its interests, rights and remedies under and pursuant to the Loan Documents.
Section 5. Effectiveness. The amendments and waivers to the Loan Agreement contained in Sections 1 and 4 of this Amendment shall become effective as of the date first referenced above after the Bank shall have received this Amendment, executed and delivered by the Borrower and the Bank (the “Amendment Effective Date”).
Section 6. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses, including filing and recording fees, incurred by the Bank in connection with the preparation, execution and delivery of this Amendment, and any other documents or instruments which may be delivered in connection herewith, including without limitation, the reasonable fees and expenses of legal counsel for the Bank.
Section 7. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. Faxed or emailed signatures of this Amendment shall be binding on the parties. Each party shall promptly send to the other party signed originals of faxed or emailed signatures to this Agreement.
Section 8. Ratification. The Loan Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. Except as amended and waived hereby, all terms and conditions of the Loan Agreement remain the same.

Section 9. Release. In consideration of the amendments provided herein, the Borrower releases and discharges the Bank, and its directors, officers, employees, agents, successors and assigns from all claims and causes of action of any nature whatsoever, which the Borrower, its successors and assigns ever had or have as of the date hereof against the Bank that arise, directly or indirectly, out of or are related to the Loan Agreement. The Borrower acknowledges that the Obligations arising under the Loan Agreement are not subject to any such counterclaim, offset, defense or rights of recoupment against the Bank.
Section 10. Governing Law. The rights and duties of the Borrower and the Bank under this Amendment shall be governed by the law of the State of Illinois.
Section 11. Reference to Loan Agreement. From and after the Amendment Effective Date, each reference in the Loan Agreement to “this Loan Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Loan Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall be deemed to mean the Loan Agreement as modified and amended by this Amendment.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized officers as of the date first written above.
ISI SECURITY GROUP, INC.

By:	/s/ Sam Youngblood Name: Sam Youngblood
Title: COO
THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Nate Palmer Name: Nate Palmer
Title: Associate Managing Director

REAFFIRMATION OF GUARANTY AGREEMENT
The undersigned (a) acknowledges receipt of a copy of (i) Amendment No. 3 to Loan and Security Agreement, dated August 3, 2009, between ISI Security Group, Inc. and The PrivateBank and Trust Company, (b) consents to such amendments and waivers and all prior amendments and each of the transactions referenced therein, and (c) hereby reaffirms its obligations under its Unconditional Continuing Guaranty Agreement, dated as of October 3, 2008 in favor of The PrivateBank and Trust Company.
Dated as of August 3, 2009
DETENTION CONTRACTING GROUP, LTD.,
a Texas limited partnership

By:	ISI DETENTION CONTRACTING
GROUP, INC., a Texas corporation,
its general partner

By:	/s/ Donald F. Neville
Name:	Donald F. Neville
Title:	CFO
ISI DETENTION CONTRACTING
GROUP, INC., a Texas corporation

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO
ISI DETENTION CONTRACTING
GROUP, INC., a California corporation

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO
ISI DETENTION CONTRACTING
GROUP, INC., a New Mexico corporation

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO

ISI DETENTION SYSTEMS, INC.,
a Texas corporation

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO
ISI SYSTEMS, LTD.,
a Texas limited partnership

By:	ISI DETENTION SYSTEMS, INC.,
a Texas corporation, its general partner

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO
METROPLEX CONTROL SYSTEMS, INC.,
a Texas corporation, (f/k/a ISI Metroplex Controls, Inc.)

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO
ISI CONTROLS, LTD.,
a Texas limited partnership

By:	METROPLEX CONTROL SYSTEMS, INC.,
a Texas corporation, its general partner

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO
METROPLEX COMMERCIAL FIRE AND
SECURITY ALARMS, INC., a Texas corporation

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO

MCFSA, LTD.,
a Texas limited partnership

By:	METROPLEX COMMERCIAL FIRE AND
SECURITY ALARMS, INC., a Texas
corporation, its general partner

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO
COM-TEC SECURITY, LLC,
a Wisconsin limited partnership

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO
COM-TEC CALIFORNIA LIMITED
PARTNERSHIP, a Wisconsin
limited partnership

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO

REAFFIRMATION OF GUARANTY AGREEMENT
The undersigned (a) acknowledges receipt of a copy of (i) Amendment No. 3 to Loan and Security Agreement, dated August 3, 2009, between ISI Security Group, Inc. and The PrivateBank and Trust Company, (b) consents to such amendments and waivers and all prior amendments and each of the transactions referenced therein, and (c) hereby reaffirms its obligations under its Unconditional Continuing Guaranty Agreement, dated as of January 8, 2009 in favor of The PrivateBank and Trust Company.
Dated as of August 3, 2009
ARGYLE SECURITY, INC., a Delaware corporation

By: Name:	/s/ Donald F. Neville Donald F. Neville
Title:	CFO